Exhibit 99.2

FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P. ANNOUNCES

PUBLIC OFFERING OF 15,280,000 COMMON UNITS

Oklahoma City, Oklahoma (July 20, 2014) – Compressco Partners, L.P. (Compressco or the Partnership) (NASDAQ: GSJK) announced today that it has commenced an underwritten public offering of 15,280,000 common units representing limited partner interests in the Partnership (the “Common Units Offering”). The underwriters of the Common Units Offering will have the option to purchase up to an additional 2,292,000 common units within 30 days of the pricing of the Common Units Offering. The Common Units Offering is subject to market conditions, and there can be no assurance as to whether the Common Units Offering will be completed or as to the actual size or terms of the Common Units Offering.

Compressco Partners expects to use the net proceeds from the Common Units Offering to fund a portion of the purchase price and related expenses of its pending acquisition of Compressor Systems, Inc. (the “Acquisition”) and the repayment of borrowings under its existing revolving credit agreement. The closing of the Acquisition is not a condition to the closing of the Common Units Offering.

BofA Merrill Lynch, Barclays Capital Inc., Wells Fargo Securities LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC are acting as joint book-running managers and BofA Merrill Lynch is acting as the sole representative for the underwriters in the Common Units Offering. The common units will be offered and sold pursuant to an effective shelf registration statement (including a base prospectus) on Form S-3 previously filed with the Securities and Exchange Commission under the Securities Act. Copies of the preliminary prospectus supplement and the base prospectus, and, when available, the final prospectus, for the Common Units Offering may be obtained from:

BofA Merrill Lynch

Attn: Prospectus Department

222 Broadway, New York, New York 10038

Email: dg.prospectus_requests@baml.com

Barclays, c/o Broadridge Financial Solutions

Attn: Prospectus Department

1155 Long Island Avenue, Edgewood, New York 11717

Telephone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

Wells Fargo Securities

Attn: Equity Syndicate Department

375 Park Avenue, New York, New York 10152

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

J.P. Morgan, c/o Broadridge Financial Solutions

Attn: Prospectus Department

1155 Long Island Avenue, Edgewood, New York 11717

Telephone: (866) 803-9204

Raymond James

Attn: Equity Syndicate

880 Carillon Parkway, St. Petersburg, FL 33716

Telephone: (800) 248-8863

Email: andrea.lanham@raymondjames.com

Credit Suisse

Attn: Prospectus Department

One Madison Avenue, New York, New York 10010

Telephone: (800) 221-1037

Email: newyork.prospectus@credit-suisse.com

RBC Capital Markets

Attn: Equity Syndicate

3 World Financial Center

200 Vesey Street, 8th Floor, New York, New York 10281

Telephone: (877) 822-4089

You may also obtain these documents for free when they are available by visiting the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the common units or any other securities, and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Compressco Partners, L.P.

Compressco Partners is a provider of compression-based production enhancement services, which are used in both conventional wellhead compression applications and unconventional compression applications, and in certain circumstances, well monitoring and sand separation services. Compressco Partners provides services to a broad base of natural gas and oil exploration and production companies operating throughout many of the onshore producing regions of the United States. Internationally, Compressco Partners has significant operations in Mexico and Canada and a growing presence in certain countries in South America, Europe and the Asia-Pacific region. Compressco Partners is managed by Compressco Partners GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward-Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets,” or similar expressions that convey the uncertainty of future events, activities, expectations, or outcomes identify forward-looking statements. These forward-looking statements include statements concerning expected results of operations for 2014, anticipated activities by our customers, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding Compressco Partners’ beliefs, expectations, plans, goals, future events, and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in Compressco Partners’ Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contact:

Compressco Partners, L.P., Oklahoma City, Oklahoma

Ronald J. Foster, 405/677-0221

Fax: 405/619-9244

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